Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen E. Croskrey, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Danimer Scientific, Inc. on Form 10-K for the fiscal year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Danimer Scientific, Inc. at the dates and for the periods indicated.

Date: March 28, 2023

By:	/s/ Stephen E. Croskrey
Stephen E. Croskrey
Chief Executive Officer (Principal Executive Officer)

I, Michael A. Hajost, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Danimer Scientific, Inc. on Form 10-K for the fiscal year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Danimer Scientific, Inc. at the dates and for the periods indicated.

Date: March 28, 2023

By:	/s/ Michael A. Hajost
Michael A. Hajost
Chief Financial Officer (Principal Financial Officer)

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